Exhibit 10.2

EXHIBIT 10.2

First Amendment to Stock Purchase Agreement

This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is entered into as of July 13, 2022 (the “Effective Date”), by and between Sprout Foods, Inc., a Delaware corporation (“Seller”), NH Expansion Credit Fund Holdings LP, a Delaware limited partnership (“NHEC”), and Neptune Growth Ventures Inc., a Delaware corporation (the “Buyer”). Seller, NHEC and Buyer are sometimes referred to in this Agreement collectively as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Parties previously entered into the Stock Purchase Agreement, dated as of February 10, 2021 (the “Purchase Agreement”);

WHEREAS, the Parties wish to amend the Purchase Agreement as set forth in this Amendment in connection with that certain Amended and Restated Secured Promissory Note, dated as of the date hereof, issued by Seller in favor NHEC (the “A&R Secured Promissory Note”); and

WHEREAS, the Parties intend for this Amendment to facilitate the issuance of the A&R Secured Promissory Note and the receipt by Seller of the New Loan (as defined below), but the issuance of such A&R Secured Promissory Note is not intended to amend, adjust or otherwise increase the Purchase Price, as defined in the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Addition of Section 1.5 to the Purchase Agreement. The following section is added as a new Section 1.5 of the Purchase Agreement:

“1.5 Amended and Restated Secured Promissory Note.

(a) In consideration of the receipt by Seller of Three Million Dollars ($3,000,000) from NHEC (the "New Loan"), Seller shall execute, deliver and issue, as maker, that certain A&R Secured Promissory Note in the principal amount of Thirteen Million Dollars ($13,000,000) to NH Expansion Credit Fund Holdings LP, as payee, which A&R Promissory Note shall be subject to the Guaranty. References to the “Note” in the Purchase Agreement shall refer to the A&R Promissory Note; provided that the issuance of the A&R Promissory Note shall not amend, adjust or otherwise increase the Purchase Price.

(b) In consideration of the New Loan, Neptune shall issue a number of newly issued, fully paid, and non-assessable Neptune Common Shares equal to the quotient of (i) Six Hundred Thousand ($600,000), divided by (ii) the volume weighted average price of a share of Neptune Common Stock on NASDAQ for the twenty (20) trading days ending on June__ 21, 2022 (the “Additional Neptune Shares”) to NHEC on July 13, 2022 in the manner specified in an issuance direction letter delivered by NHEC prior to the issuance of the Additional Neptune Shares.”

2. Amendment to Section 4.6 of the Purchase Agreement. Section 4.6 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“4.6 Valid Issuance of Neptune Shares and Additional Neptune Shares. The Neptune Shares and the Additional Neptune Shares, when issued by Neptune, (a) will be duly authorized, validly issued, fully paid and nonassessable, (b) will not have been issued in violation of any preemptive or similar rights, (c) will be free and clear of all Liens, other than the provisions of the Lock-Up Agreement and restrictions on transfer pursuant to applicable securities Laws, (d) will have been issued in compliance with applicable securities Laws, and (e) will, following the expiration of the holding periods set forth in the Lock-Up Agreement and subject to restrictions on transfer pursuant to applicable securities Laws, be freely tradeable on the TSX and NASDAQ public securities exchange markets, or such other securities market on which the Neptune Common Shares are traded.”

3. Amendment to Section 5.5 of the Purchase Agreement. Section 5.5 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“5.5 Rule 144. With a view to making available to each Neptune Share Holder the benefits of Rule 144 (“Rule 144”) under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Neptune Share Holders to sell the Neptune Shares and the Additional Neptune Shares to the public without registration, Neptune agrees to use commercially reasonable efforts: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act pursuant to Rule 144, (iii) as long as any Neptune Share Holder owns any Neptune Shares or Additional Neptune Shares, to furnish in writing upon such Neptune Share Holder’s request a written statement by Neptune that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Neptune Share Holder a copy of the most recent annual or quarterly report of Neptune, and such other reports and documents so filed by Neptune as may be reasonably requested in availing such Neptune Share Holder of any rule or regulation of the SEC permitting the selling of any such Neptune Shares or Additional Neptune Shares without registration, (iv) with respect to the sale of any Neptune Shares or Additional Neptune Shares by a Neptune Share Holder pursuant to Rule 144 and subject to such Neptune Share Holder providing necessary documentation to meet the requirements of such rule, to promptly furnish, without any charge to such Neptune Share Holder, a written legal opinion of its counsel to facilitate such sale and, if necessary, instruct its transfer agent in writing that it may rely on said written legal opinion of counsel with respect to said sale and (v) to undertake any additional actions commercially necessary to maintain the availability of Rule 144.”

4. Buyer’s Deliveries. On or prior to the Effective Date, Buyer shall deliver to NHEC the following:

(a)
stock certificates evidencing the Additional Neptune Shares issued in the name of NHEC (it being acknowledged that email or facsimile copies thereof shall constitute delivery; and

(b)
a certificate of the secretary of Buyer certifying to the accuracy and completeness of and attaching (i) a copy of the resolutions duly adopted by the board of directors of Buyer approving this Amendment, and (ii) the incumbency of the officer(s) signing this Amendment on behalf of Buyer (together with their specimen signatures).

5. Representations and Warranties of Buyer.

(a)
Other than as set forth in the Disclosure Schedules attached hereto as Attachment A hereto, the representations and warranties of Buyer in Article IV of the Purchase Agreement shall be true and correct as of the date when made and as of the Effective Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and Buyer has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied at or prior to the date hereof.

(b)
Buyer has the requisite corporate power and authority to enter into and perform its obligations under this Amendment, including the Purchase Agreement as amended by this Amendment. The execution and delivery of this Amendment and the consummation of the transactions contemplated hereby (including the Purchase Agreement as amended by this Amendment), including, without limitation, the issuance of the Additional Shares, have been duly authorized by Buyer’s board of directors and no further filing, consent or authorization is required by Buyer, its board of directors or its stockholders. This Amendment has been duly executed and delivered by Buyer, and constitutes the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6. Miscellaneous.

(a)
This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Either or both parties may execute this Amendment by facsimile signature or scanned signature in PDF format, and any such facsimile signature or scanned signature, if identified, legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

(b)
In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. In the event of any inconsistencies between this Amendment and the Purchase Agreement, the terms of this Amendment shall govern. Except as set forth above, the Purchase Agreement shall remain in full force and effect in accordance with its terms. References in the Purchase Agreement to “this Agreement” shall mean the Purchase Agreement as amended by this Amendment, except where the context otherwise requires.

(c)
The provisions hereof shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

*****

IN WITNESS WHEREOF, this Amendment has been executed by or on behalf of each Party as of the Effective Date written above.

SELLER:

SPROUT FOODS, INC.

By: /s/ Sarah Tynan

Name: Sarah Tynan

Title: Chief Executive Officer

NHEC:

NH EXPANSION CREDIT FUND HOLDINGS LP

By: MS Expansion Credit GP, L.P.

Its: General Partner

By: MS Expansion Credit GP Inc.

Its: General Partner

By: /s/ William Reiland

Name: William Reiland

Title: Managing Director

BUYER:

NEPTUNE GROWTH VENTURES, INC.

By: /s/ Randy Weaver

Name: Randy Weaver

Title: Chief Financial Officer

Attachment A

DISCLOSURE SCHEDULES TO STOCK PURCHASE AGREEMENT

Schedule to Section 4.7 of the Purchase Agreement

Buyer did not timely file its Annual Information Form, Financial Statements and Management’s Discussion and Analysis for the year ended March 31, 2021 on SEDAR. The foregoing documents were filed on July 15, 2021.

Buyer filed, on June 30, 2022, a Form 12b-25 notifying the SEC that it did not file its Annual Report on Form 10-K for the year ended March 31, 2022 (the “Form 10-K”) by the due date, June 29, 2022. Buyer filed the Form 10-K on July 8, 2022. For purposes of Canadian securities laws, the disclosure documents included in the Form 10-K were not filed timely. The Company has received confirmation of receipt of a management cease trade order from its securities regulator